Exhibit (b)

Name change from “USBAM Securities Lending Trust” to “Mount Vernon Securities Lending Trust” effective March 31, 2006 approved by written consent of the Board of Trustees; Amendments to Article V Section 3 approved at the Board of Trustees Meeting on December 17, 2015.

BYLAWS

OF

MOUNT VERNON SECURITIES LENDING TRUST

(A DELAWARE STATUTORY TRUST)

ARTICLE I

Shareholders

SECTION 1. Meetings. Annual meetings of beneficial interest holders (“shareholders”) are not required by these Bylaws or by the Trust’s Agreement and Declaration of Trust (“Declaration of Trust”). Annual and special meetings of shareholders may be held on such date and at such time as shall be set or provided for by the Board of Trustees or, if not so set or provided for, then as stated in the notice of meeting. The notice of meeting shall state the purpose or purposes for which the meeting is called.

SECTION 2. Place of Meetings. All meetings of shareholders shall be held at such place in the United States as is set or provided for by the Board of Trustees or, if not so set or provided for, then as stated in the notice of meeting.

SECTION 3. Organization. At any meeting of the shareholders, in the absence of the Chairman of the Board of Trustees, if any, and of the President or a Vice President acting in his stead, the shareholders shall choose a chairman to preside over the meeting. In the absence of the Secretary or an Assistant Secretary, acting in his stead, the chairman of the meeting shall appoint a secretary to keep the record of all the votes and minutes of the proceedings.

SECTION 4. Proxies. At any meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person or by proxy submitted by any means permitted by Section §212(c)(2) of Delaware Statutes or any successor provision of Delaware Statutes. No proxy shall be voted after eleven months from its date unless it provides for a longer period.

SECTION 5. Quorum; Adjourned Meetings. The holders of 10% of the shares outstanding and entitled to vote shall constitute a quorum for the transaction of business at any annual or special meeting. In case a quorum shall not be present at a meeting, those present in person or by proxy may adjourn the meeting to such day as they shall, by majority vote, agree upon without further notice other than by announcement at the meeting at which such adjournment is taken, provided that such adjourned meeting is held not more than 120 days after the date fixed for the original meeting. If a quorum is present, a meeting may be adjourned from time to time without notice other than announcement at the meeting, provided that such adjourned meeting is held not more than 120 days after the date fixed for the original meeting. At adjourned meetings at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. If a quorum is present, the shareholders may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

SECTION 6. Voting. At any meeting of the shareholders, every shareholder shall be entitled to one vote or a fractional vote on each matter submitted to a vote for each share or fractional share of stock standing in his name on the books of the Trust as of the close of business on the record date for such meeting. Unless the voting is conducted by inspectors, all questions relating to the qualifications of voters, validity of proxies and acceptance or rejection of votes shall be decided by the chairman of the meeting.

SECTION 7. Record Date; Closing of Transfer Books. The Board of Trustees may fix, in advance, a date as the record date for the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders, or shareholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of shareholders for any other proper purpose. Such date, in any case, shall be not more than 60 days, and in case of a meeting of shareholders not less than 10 days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. In lieu of fixing a record date, the Board of Trustees may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, 20 days. If the stock transfer books are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least 10 days immediately preceding such meeting.

SECTION 8. Registered Shareholders. The Trust shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

SECTION 9. Calling of Special Meeting of Shareholders. A special meeting of shareholders shall be called upon the written request of the holders of shares entitled to cast not less than 10% of all votes entitled to vote at such meeting.

ARTICLE II

Board of Trustees

SECTION 1. Number, Qualification, Tenure and Vacancies. The initial Board of Trustees shall consist of eight Trustees. The Trustees may at any time when the shareholders are not assembled in meeting, establish, increase or decrease their own number by majority vote of the entire Board of Trustees; provided, that the number of Trustees shall never be less than 3 nor more than fifteen 15. The number of Trustees may not be decreased so as to affect the term of any incumbent Trustee. If the number be increased, the additional Trustees to fill the vacancies thus created may, except as hereinafter provided, by elected by majority vote of the entire Board of Trustees. Any vacancy occurring for any cause may be filled by a majority of the remaining members of the Board of Trustees, although such majority is less than a quorum; provided, however, that no vacancy may be filled as provided above if prohibited by the provisions of the Investment Company Act of 1940, as now enacted or hereafter amended. A Trustee elected under any circumstance shall be elected to hold office until his successor is elected and qualified, or until such Trustee’s earlier death, resignation, retirement or removal.

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SECTION 2. When Shareholder Meeting Required. If at any time less than a majority of the Trustees holding office were elected by the shareholders of the Trust, the Trustees or the President or Secretary shall cause a meeting of shareholders to be held as soon as possible and, in any event, within 60 days, unless extended by order of the Securities and Exchange Commission, for the purpose of electing Trustees to fill any vacancy.

SECTION 3. Regular Meetings. Regular meetings of the Board of Trustees may be held at such time and place as shall be determined from time to time by agreement or fixed by resolution of the Board of Trustees.

SECTION 4. Special Meetings. Special meetings of the Board of Trustees may be called at any time by the Chairman of the Board or President and shall be called by the Secretary upon the written request of any two Trustees.

SECTION 5. Notice of Meetings. Except as otherwise provided in these Bylaws, notice need not be given of regular meetings of the Board of Trustees held at times fixed by agreement or resolution of the Board of Trustees. Notice of special meetings of the Board of Trustees, stating the place, date and time thereof, shall be given not less than two (2) days before such meeting to each Trustee. Notice to a Trustee may be given personally, by telegram, cable or wireless, by telephone, by mail, or by leaving such notice at his place of residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the Trustee at his address as it appears on the records of the Trust. Meetings may be held at any time without notice if all the Trustees are present, or if those not present waive notice of the meeting in writing. If the President shall determine in advance that a quorum would not be present on the date set for any regular or special meeting, such meeting may be held at such later date, time and place as he shall determine, upon at least twenty-four (24) hours’ notice.

SECTION 6. Quorum. A majority of the Trustees holding office immediately prior to a meeting of the Board of Trustees shall constitute a quorum for the transaction of business at such meeting; provided however, notwithstanding the above, if the Board of Directors is taking action pursuant to the Investment Company Act of 1940, as now enacted or hereafter amended, a majority of Trustees who are not “interested persons” (as defined by the Investment Company Act of 1940, as now enacted or hereafter amended) of the Trust shall constitute a quorum for taking such action. If at any meeting of the Board of Trustees, there shall be less than a quorum present, a majority of those present may adjourn the meeting, without further notice, from time to time until a quorum shall have been obtained.

SECTION 7. Removal. At any meeting of shareholders, duly called and at which a quorum is present, the shareholders may, by the affirmative vote of the holders of a majority of the votes entitled to be cast thereon, remove any Trustee or Trustees from office and may elect a successor or successors to fill any resulting vacancies.

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SECTION 8. Committees. The Board of Trustees, may, by resolution adopted by a majority of the entire Board of Trustees, from time to time appoint one or more committees as it may determine. Each committee appointed by the Board of Trustees shall be composed of one (1) or more delegates who need not be Trustees and may, to the extent provided in such resolution, have and exercise all the powers of the Board of Trustees, except the power to issue stock or to recommend to shareholders any action requiring shareholder approval. Each such committee shall serve at the pleasure of the Board of Trustees. Each such committee shall keep a record of its proceedings and shall adopt its own rules of procedure. It shall make reports as may be required by the Board of Trustees.

A quorum of any committee shall consist of a majority of its members, unless a larger or small proportion or number is provided in a resolution approved by the affirmative vote of a majority of the Trustees, provided that if the committee is comprised of a single member, a quorum shall consist of the sole member.

ARTICLE III

Officers and Chairman of the Board of Trustees

SECTION 1. Offices. The elected officers of the Trust shall be the President, the Secretary and the Treasurer, and may also include one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as the Board of Trustees may determine. Any two or more offices may be held by the same person, except that no person may hold both the office of President and the office of Vice President. A person who holds more than one office in the Trust shall not act in more than one capacity to execute, acknowledge or verify an instrument required by law to be executed, acknowledged or verified by more than one officer.

SECTION 2. Selection, Term of Office and Vacancies. The initial officers of the Trust shall be elected by the Board of Trustees at the first meeting of the Board of Trustees. Additional officers may be elected at any regular or special meeting of the Board of Trustees. Each officer shall serve at the pleasure of the Board of Trustees or until his earlier death, resignation or retirement. If any office becomes vacant, the vacancy shall be filled by the Board of Trustees.

SECTION 3. Chairman of the Board. The Board of Trustees may elect one of its members as Chairman of the Board. Except as otherwise provided in these Bylaws, in the event the Board of Trustees elects a Chairman of the Board of Trustees, he shall preside at all meetings of the shareholders and the Board of Trustees and shall perform such other duties as from time to time may be assigned to him by the Board of Trustees. The Chairman of the Board of Trustees will under no circumstances be deemed to be an “officer” of the Trust, and an individual serving as Chairman of the Board of Trustees will not be deemed to be an “affiliated person” with respect to the Trust (under the Investment Company Act of 1940, as amended) solely by virtue of such person’s position as Chairman of the Board of Trustees of the Trust.

SECTION 4. President. The President shall be the chief executive officer of the Trust and shall perform such other duties as from time to time may be assigned to him by the Board of Trustees. He shall perform the duties of the Chairman of the Board of Trustees in the event there is no Chairman or in the event the Chairman is absent.

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SECTION 5. Vice Presidents. A Vice President shall perform such duties as may be assigned by the President or the Board of Trustees. In the absence of the President, he may perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

SECTION 6. Secretary. The Secretary shall (a) keep the minutes of the shareholders’ and Board of Trustees’ meetings in one or more books provided for that purpose, and shall perform like duties for committees when requested, (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law, (c) be custodian of the corporate records, and (d) in general perform all duties incident to the office of Secretary and such other duties as may be assigned by the President or the Board of Trustees.

SECTION 7. Assistant Secretaries. One or more Assistant Secretaries may be elected by the Board of Trustees or appointed by the President. In the absence of the Secretary, an Assistant Secretary shall have the power to perform his duties including the certification, execution and attestation of corporate records and corporate instruments. Assistant Secretaries shall perform such other duties as may be assigned to them by the President or the Board of Trustees.

SECTION 8. Treasurer. The Treasurer (a) shall be the principal financial officer of the Trust, (b) shall see that all funds and securities of the Trust are held by the custodian of the Trust’s assets, and (c) shall be the principal accounting officer of the Trust.

SECTION 9. Assistant Treasurers. One or more Assistant Treasurers may be elected by the Board of Trustees or appointed by the President. In the absence of the Treasurer an Assistant Treasurer shall have the power to perform his duties. Assistant Treasurers shall perform such other duties as may be assigned to them by the President or the Board of Trustees.

SECTION 10. Other Officers. The Board of Trustees may appoint or may authorize the Chairman of the Board or the President to appoint such other officers and agents as the appointer may deem necessary and proper, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the appointer.

SECTION 11. Bond. If required by the Board of Trustees, the Treasurer and such other Trustees, officers, employees and agents of the Trust as the Board of Trustees may specify, shall give the Trust a bond in such amount, in such form and with such security, surety or sureties, as may be satisfactory to the Board of Trustees, conditioned on the faithful performance of the duties of their office and for the restoration to the Trust, in case of their death, resignation, or removal from their office of all books, papers, vouchers, monies, securities and property of whatever kind in their possession belonging to the Trust. All premiums on such bonds shall be paid by the Trust.

SECTION 12. Removal. Any officer (or the Chairman of the Board of Trustees) of the Trust may be removed by the Board of Trustees whenever, in its judgment, the best interests of the Trust will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the officer (or the Chairman of the Board of Trustees) so removed.

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ARTICLE IV

Shares of Beneficial Interest

SECTION 1. Certificates for Shares. The Trust may have certificated or uncertificated shares of beneficial interest, or both. Certificates representing shares of beneficial interest of the Trust shall be in such form consistent with the laws of the State of Delaware as shall be determined by the Board of Trustees. All certificates for shares of beneficial interest shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares of beneficial interest represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer records of the Trust. If appropriate, certificates shall contain a legend describing the limitations on such certificate’s transfer.

SECTION 2. Redemption and Transfer. Any holder of shares of beneficial interest of the Trust desiring to redeem or transfer shares standing in the name of such holder on the books of the Trust shall deliver to the Trust or to its agent duly authorized for such purpose a request, in form acceptable to the Trust as set forth from time to time in the Trust’s registration statement on Form N-1A, for such redemption or transfer. If certificates evidencing such shares have been issued, such certificates shall also be so delivered in transferable form duly endorsed or accompanied by all necessary stock transfer stamps or currency or certified or bank cashier’s check payable to the order of the Trust for the appropriate price thereof. The Trust or its duly authorized agent may require that the signature of a redeeming shareholder on any or all of the request, endorsement or stock power be guaranteed and that other documentation in accordance with the custom of brokers be so delivered where appropriate, such as proof of capacity and power to make request or transfer. All documents and funds shall be deemed to have been delivered only when physically deposited at such office or other place of deposit as the Trust or its duly authorized agent shall from time to time designate. At any time during which the right of redemption is suspended or payment for such shares is postponed pursuant to the Investment Company Act of 1940, as amended, or any rule, regulation or order thereunder, any shareholder may withdraw his request (and certificates and funds, if any) or may leave the same on deposit, in which case the redemption price shall be the net asset value next applicable after such suspension or postponement is terminated.

SECTION 3. Lost, Mutilated, Destroyed or Wrongfully Taken Certificates. Any person claiming a stock certificate to have been lost, mutilated, destroyed or wrongfully taken, and who requests the issuance of a new certificate before the Trust has notice that the certificate alleged to have been lost, mutilated, destroyed or wrongfully taken has been acquired by a bona fide purchaser, shall make an affidavit of that fact and shall give the Trust and its transfer agents and registrars a bond, with sufficient surety, to indemnify them against any loss or claim arising as a result of the issuance of a new certificate. The form and amount of such bond and the surety thereon shall in each case be deemed sufficient if satisfactory to the President or Treasurer of the Trust.

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ARTICLE V

General Provisions

SECTION 1. Fiscal Year. The fiscal year of the Trust shall be established by resolution of the Board of Trustees.

SECTION 2. Amendments. These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by a majority of the entire Board of Trustees at any meeting of the Board of Trustees.

SECTION 3. Forum for Adjudication of Disputes. Unless the Trust consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Trust, (ii) any action asserting a claim of breach of a fiduciary duty owed by any Trustee, officer or other employee of the Trust to the Trust or the Trust’s shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware Act or the Declaration of Trust or these Bylaws, (iv) any action to interpret, apply, enforce or determine the validity of the Declaration of Trust or these Bylaws or (v) any action asserting a claim governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware, or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the Superior Court of the State of Delaware (each, a “Covered Action”). Any person purchasing or otherwise acquiring or holding any interest in shares of beneficial interest of the Trust shall be (i) deemed to have notice of and consented to the provisions of this Section 3, and (ii) deemed to have waived any argument relating to the inconvenience of the forums referenced above in connection with any action or proceeding described in this Section 3.

If any Covered Action is filed in a court other than the Court of Chancery of the State of Delaware or the Superior Court of the State of Delaware (a “Foreign Action”) in the name of any shareholder, such shareholder shall be deemed to have consented to (i) the personal jurisdiction of the Court of Chancery of the State of Delaware and the Superior Court of the State of Delaware in connection with any action brought in any such courts to enforce the first paragraph of this Section 3 (an “Enforcement Action”) and (ii) having service of process made upon such shareholder in any such Enforcement Action by service upon such shareholder’s counsel in the Foreign Action as agent for such shareholder. Furthermore, except to the extent prohibited by any provision of the Delaware Act or the Declaration of Trust, if any shareholder shall initiate or assert a Foreign Action without the written consent of the Trust, then each such shareholder shall be obligated jointly and severally to reimburse the Trust and any officer or Trustee of the Trust made a party to such proceeding for all fees, costs and expenses of every kind and description (including, but not limited to, all reasonable attorneys’ fees and other litigation expenses) that the parties may incur in connection with any successful motion to dismiss, stay or transfer such Foreign Action based upon non-compliance with this Section 3.

If any provision or provisions of this Section 3 shall be held to be invalid, illegal or unenforceable as applied to any person or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision(s) in any other circumstance and of the remaining provisions of this Section 3 (including, without limitation, each portion of any sentence of this Section 3 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons and circumstances shall not in any way be affected or impaired thereby.

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